EXHIBIT 5.1



July 14, 2004

Distribution Management Services, Inc.
11601 Biscayne Blvd., Suite 201
Miami, FL 33181

         RE: DISTRIBUTION MANAGEMENT SERVICES, INC. (THE "CORPORATION") REGISTRATION STATEMENT ON AMENDMENT NO. 1 TO FORM SB-2 (THE "REGISTRATION STATEMENT')

Ladies and Gentlemen:

         We have acted as special counsel to the Corporation in connection with the preparation of the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 Act"), relating to the proposed public offering of up to 10,000,000 shares of the Corporation's common stock (the "Common Stock").

         We are furnishing this opinion to you in accordance with Item 601(b)(5) of Regulation S- B promulgated under the 1933 Act for the filing as Exhibit 5.1 to the Registration Statement.

         We are familiar with the Registration Statement, and we have examined the Corporation's Articles of Incorporation, as amended to date, the Corporation's Bylaws, as amended to date, and minutes and resolutions of the Corporation's Board of Directors and shareholders. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law, as we have deemed necessary or appropriate for the purpose of this opinion.

         Based on the foregoing, we are of the opinion that the shares of common stock to be sold by the Selling Stockholders (as defined in the Registration Statement) to the public, when issued and sold in the manner described in the Registration Statement (as amended) will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

                                                     Very truly yours,

                                                     /s/ Michael D. Hyman, Esq.
                                                     ------------------------
                                                     Michael D. Hyman, Esq.